Exhibit 99.1

Company Contact:	Investor Relations Contact:
Alexander Shen	Hayden IR
Chief Executive Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: (978) 874-0591	Email: brett@haydenir.com
Email: info@techprecision.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Appoints Phillip E. Podgorski Chief Financial Officer

Westminster, MA – March 31, 2025 – TechPrecision Corporation (NASDAQ:TPCS) (“TechPrecision” or “the Company”), today announced the appointment of Phillip E. Podgorski as its new Chief Financial Officer, effective today.

“I am very happy to welcome Phil to TechPrecision as our Chief Financial Officer. Phil is a seasoned CFO with public company experience in the defense sector and a proven track record in financial strategy, scenario planning and operations,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Timely reporting is one of our fundamentals; the successful addition of Phil to TechPrecision is a major step to achieve and consistently maintain compliance to this requirement.”

Mr. Podgorski added, “I am very excited about the opportunity to bring my years of experience to join Alex on the TechPrecision executive team. With my collaborative style, I look forward to working with the teams at Ranor, Stadco, and TechPrecision to effect positive changes in the finance areas and the company as a whole, enabling operations effectiveness to drive company results. With Alex, our strong focus is on making Ranor, Stadco and TechPrecision a company valued by its customers, employees and shareholders.”

Mr. Podgorski was the Chief Financial Officer for the RTX Technology Research Center (“RTRC”), a division of RTX Corporation (“RTX”), a public aerospace and defense company, since 2013. While at RTX, he was responsible for all GAAP, SEC and government accounting and reporting related aspects for the RTRC. He was also responsible for strategic and scenario planning in collaboration with other stakeholders at RTX, including long-range plans and annual operating budgets.

Mr. Podgorksi has an MBA and Bachelor of Science degree in Accounting from Western New England University.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, medical, and precision industrial. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; our ability to regain compliance with the continued listing standards of the Nasdaq Capital Market; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.